UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2020

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Applebee’s Funding LLC and IHOP Funding LLC (the “Co-Issuers”), each a special purpose, wholly-owned indirect subsidiary of Dine Brands Global, Inc., a Delaware corporation (the “Corporation”) entered into a revolving financing facility (the “Revolver”) by issuing the 2019-1 Variable Funding Senior Notes, Class A-1 (the “Class A-1 Notes”), the material terms of which are described in the section “Liquidity and Capital Resources” in Part II, Item 7 of the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2020, and incorporated herein by reference, and in the Corporation’s Current Report on Form 8-K filed with the SEC on June 5, 2019 (the “Form 8-K”), and incorporated herein by reference.

The Class A-1 Notes are governed in part by the Class A-1 Note Purchase Agreement, dated June 5, 2019, among the Co-Issuers, certain special-purpose, wholly-owned indirect subsidiaries of the Corporation, each as a Guarantor, the Corporation, as manager, certain conduit investors, financial institutions and funding agents, and Barclays Bank PLC, as provider of letters credit, swingline lender and administrative agent (the “Purchase Agreement”) and by certain generally applicable terms contained in the Base Indenture, dated as of September 30, 2014, and amended and restated as of June 5, 2019 (the “Base Indenture”) and the Series 2019-1 Supplement to the Base Indenture, dated June 5, 2019 (the “Series 2019-1 Supplement”), among the Co-Issuers and Citibank, N.A., as the trustee and securities intermediary. Copies of the Purchase Agreement, Base Indenture, and Series 2019-1 Supplement are filed as exhibits to the Form 8-K.

From March 17 to March 19, 2020, the Co-Issuers drew down a total of $220 million of the available amount under the Revolver (the “Draw”), resulting in a total of approximately $223 million that is currently outstanding under the Revolver (including approximately $3 million in letters of credit). The current interest rate for borrowings under the Revolver is the three-month LIBOR rate plus 2.15% for 60% of the advances and the commercial paper funding rate of our conduit investor plus 2.15% for the remaining portion of the advances. It is anticipated that the principal and interest on the Revolver will be repaid in full on or prior to the quarterly payment date in June 2024, subject to two additional one-year extensions at the option of the Corporation upon the satisfaction of certain conditions.

The proceeds of the drawdown will be available for general corporate purposes. Although the Corporation has no immediate need for additional liquidity, in light of current market conditions and uncertainty related to the COVID-19 outbreak, the Co-Issuers drew on the Revolver to enhance their and the Corporation’s long-term financial flexibility.

Item 7.01.	Regulation FD Disclosure.

On March 19, 2020, the Corporation issued a press release announcing the Draw and that it is withdrawing its 2020 financial performance guidance due to the growing impact from the COVID-19 outbreak. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by the Corporation on March 19, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2020	DINE BRANDS GLOBAL, INC.

	By:	/s/ Thomas H. Song
Thomas H. Song Chief Financial Officer